UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer Identification no.)
organization if not a U.S. national bank)

60 WALL STREET, NEW YORK, NEW YORK, 10005
(Address of principal executive offices)(Zip Code)

Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250 - 0677
(Name, address and telephone number of agent for service)
______________________________________________________

COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of obligor as specified in its charter)

Delaware	63-1098468
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Thomas H. Lowder
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:
J. Warren Gorrell, Jr.
Paul D. Manca
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Debt Securities
Item 1.    General Information.

Furnish the following information as to the trustee.

(a)     Name and address of each examining or supervising authority to which it is subject.

Name                            Address

Federal Reserve Bank (2nd District)            New York, NY
Federal Deposit Insurance Corporation            Washington, D.C.
New York State Banking Department            Albany, NY

(b)    Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable

Item 3. -15.    Not Applicable

Item 16.    List of Exhibits.

Exhibit 1 -    Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.
.

Exhibit 2 -    Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -    Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T‑1 Statement, Registration No. 333-157637-01.

.

Exhibit 4 -    Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -    Not applicable.

Exhibit 6 -    Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -    The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2010. Copy attached.

Exhibit 8 -    Not Applicable.

Exhibit 9 -    Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 5th day of May, 2011.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623
Printed on 2/4/2011 at 4:16 PM

FFIEC 031
Page RC-1
14

# Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

## Schedule RC—Balance Sheet

| Dollar Amounts in Thousands | | | RCFD | Tril \| Bil \| Mil \| Thou | |
|---|---|---|---|---|---|
| ASSETS | | | | | |
| 1. Cash and balances due from depository institutions (from Schedule RC-A): | | | | | |
| a. Noninterest-bearing balances and currency and coin (1) | | | 0081 | 297,000 | 1.a |
| b. Interest-bearing balances (2) | | | 0071 | 15,328,000 | 1.b |
| 2. Securities: | | | | | |
| a. Held-to-maturity securities (from Schedule RC-B, column A) | | | 1754 | 0 | 2.a |
| b. Available-for-sale securities (from Schedule RC-B, column D) | | | 1773 | 1,835,000 | 2.b |
| 3. Federal funds sold and securities purchased under agreements to resell: | | | RCON | | |
| a. Federal funds sold in domestic offices | | | B987 | 142,000 | 3.a |
| | | | RCFD | | |
| b. Securities purchased under agreements to resell (3) | | | B989 | 3,021,000 | 3.b |
| 4. Loans and lease financing receivables (from Schedule RC-C): | | | | | |
| a. Loans and leases held for sale | | | 5369 | 0 | 4.a |
| b. Loans and leases, net of unearned income | B528 | 13,457,000 | | | 4.b |
| c. LESS: Allowance for loan and lease losses | 3123 | 137,000 | | | 4.c |
| d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) | | | B529 | **13,320,000** | 4.d |
| 5. Trading assets (from Schedule RC-D) | | | 3545 | 6,107,000 | 5 |
| 6. Premises and fixed assets (including capitalized leases) | | | 2145 | 41,000 | 6 |
| 7. Other real estate owned (from Schedule RC-M) | | | 2150 | 26,000 | 7 |
| 8. Investments in unconsolidated subsidiaries and associated companies | | | 2130 | 0 | 8 |
| 9. Direct and indirect investments in real estate ventures | | | 3656 | 0 | 9 |
| 10. Intangible assets: | | | | | |
| a. Goodwill | | | 3163 | 0 | 10.a |
| b. Other intangible assets (from Schedule RC-M) | | | 0426 | 59,000 | 10.b |
| 11. Other assets (from Schedule RC-F) | | | 2160 | 5,328,000 | 11 |
| 12. Total assets (sum of items 1 through 11) | | | 2170 | **45,504,000** | 12 |

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
Printed on 2/4/2011 at 4:16 PM

FFIEC 031
Page RC-2
15

## Schedule RC—Continued

| Dollar Amounts in Thousands | | | | Tril \| Bil \| Mil \| Thou | |
|---|---|---|---|---|---|
| LIABILITIES | | | | | |
| 13. Deposits: | | | RCON | | |
| a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) | | | 2200 | 17,745,000 | 13.a |
| (1) Noninterest-bearing (1) | 6631 | 9,165,000 | | | 13.a.1 |
| (2) Interest-bearing | 6636 | 8,580,000 | | | 13.a.2 |
| b. In foreign offices, Edge and Agreement subsidiaries, and IBFs | | | RCFN | | |
| (from Schedule RC-E, part II) | | | 2200 | 7,769,000 | 13.b |
| (1) Noninterest-bearing | 6631 | 2,566,000 | | | 13.b.1 |
| (2) Interest-bearing | 6636 | 5,203,000 | | | 13.b.2 |
| 14. Federal funds purchased and securities sold under agreements to repurchase: | | | RCON | | |
| a. Federal funds purchased in domestic offices (2) | | | B993 | 7,656,000 | 14.a |
| | | | RCFD | | |
| b. Securities sold under agreements to repurchase (3) | | | B995 | 0 | 14.b |
| 15. Trading liabilities (from Schedule RC-D) | | | 3548 | 256,000 | 15 |
| 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) | | | 3190 | 270,000 | 16 |
| 17. and 18. Not applicable | | | | | |
| 19. Subordinated notes and debentures (4) | | | 3200 | 0 | 19 |
| 20. Other liabilities (from Schedule RC-G) | | | 2930 | 2,191,000 | 20 |
| 21. Total liabilities (sum of items 13 through 20) | | | 2948 | **35,887,000** | 21 |
| 22. Not applicable | | | | | |
| EQUITY CAPITAL | | | | | |
| Bank Equity Captal | | | | | |
| 23. Perpetual preferred stock and related surplus | | | 3838 | 1,500,000 | 23 |
| 24. Common stock | | | 3230 | 2,127,000 | 24 |
| 25. Surplus (excludes all surplus related to preferred stock) | | | 3839 | 592,000 | 25 |
| 26. a. Retained earnings | | | 3632 | 4,989,000 | 26.a |
| b. Accumulated other comprehensive income (5) | | | B530 | 23,000 | 26.b |
| c. Other equity capital components (6) | | | A130 | 0 | 26.c |
| 27. a. Total bank equity capital (sum of items 23 through 26.c) | | | 3210 | **9,231,000** | 27.a |
| b. Noncontrolling (minority) interests in consolidated subsidiaries | | | 3000 | 386,000 | 27.b |
| 28. Total equity capital (sum of items 27.a and 27.b) | | | G105 | **9,617,000** | 28 |
| 29. Total liabilities and equity capital (sum of items 21 and 28) | | | 3300 | **45,504,000** | 29 |

Memoranda

**To be reported with the March Report of Condition.**

| | | | |
|---|---|---|---|
| 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009 | RCFD 6724 | Number N/A | M.1 |

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

**To be reported with the March Report of Condition.**

| | | | |
|---|---|---|---|
| 2. Bank's fiscal year-end date | RCON 8678 | MM / DD N/A | M.2 |

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.